                                                                    Exhibit 10.3

                              MANAGEMENT AGREEMENT
                              --------------------


     THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of the 9th day of October, 1997 by and between Cablevision S.A., an Argentine company duly incorporated in Argentina, with its legal domicile at Bonpland 1773, Buenos Aires, Argentina (hereinafter defined in Section 1 as the "Company"), and TINTA Cable Management, Inc., a Colorado corporation and wholly owned subsidiary of Tele-Communications International, Inc. ("TINTA") a Delaware corporation with its legal domicile at 5619 DTC Parkway, Englewood, Colorado 80111 (USA) (the "Managing Agent").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Company's stockholders desire Managing Agent to manage the Company as described below; and

     WHEREAS, the Managing Agent has the experience and ability to manage the Company and is willing to do so; and

     WHEREAS, the Company desires to enter into a Management Agreement with the Managing Agent providing for the management of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants, and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

I.      Appointment of Managing Agent.  The Company hereby designates the
        -----------------------------
Managing Agent, and the Managing Agent hereby accepts the designation of exclusive managing agent of the Company, upon the conditions and for the term and compensation herein set forth. As used herein, "Company" shall mean Cablevision S.A. and all its property and employees, contracts and other assets including its distribution systems (fiber optic and coaxial cable, MMDS and UHF but excluding DTH and free-to-air television) now owned or acquired in the future (in whole or in part) and all its subsidiaries, successors and assigns now owned or acquired in the future.

I.      Term of Appointment and Ownership.  This Agreement shall become
        ---------------------------------
effective on the date hereof and shall continue in full force and effect from its effective date until 30 September 2002 (the "Initial Term"), unless extended or terminated sooner in accordance with the provisions of Paragraph 15 hereof. While it serves as Managing Agent, Managing Agent will remain a wholly-owned subsidiary of TINTA.

I.      Duties and Responsibilities of Managing Agent.  Except as prohibited or
        ---------------------------------------------
limited by this Agreement, the Managing Agent shall:

(1)     perform all services necessary for the management of the Company;

(1) manage in all respects and at the Company's expense all the Company's sales and marketing efforts;

(1) manage in all respects and at the Company's expense all matters related to programming, including program selection, pricing, promotion, packaging, channel line up and the like;

(1) take any action not specifically prohibited or limited by this Agreement or the Company's By-laws (the "Company's By-Laws"), or by law or administrative enactment, which may be necessary or desirable in the judgement of the Managing Agent in order to manage the Company;

(1) have exclusive control of the physical plant and equipment of the Company, including all phases of installation and operation thereof;

(1) have the responsibility for the supervisory management of the day-to-day operation of the Company and shall devote thereto such time as may be necessary for the proper and efficient supervisory management of the Company;

(1) make available to the Company its experience and knowledge as to operating methods for distribution systems, and will advise the Company regarding all phases of the operation of the Company;

(1) as permitted by law and by contract, make available to the Company at the Company's expense all new ideas and technology relevant to the Company's business presented to Managing Agent by third parties or that become available in the market;

(1) keep or cause to be kept (at the Company's expense, as herein provided) all necessary books and records of the Company's affairs, in which shall be entered the transactions of the Company; such books and records shall be open to the inspection and examination of the Company or its representatives at any reasonable time and shall be kept in accordance with generally accepted accounting principles in Argentina and the United States of America ("USA") and procedures consistently applied, except when the Company instructs the Managing Agent otherwise;

(1) manage in all respects and at the Company's expense all aspects of the Company's assets and liabilities (both long and short term) and to provide for the adequate financing of the Company on terms and conditions available in the market for companies of similar credit quality.

(1) with the exception of fiscal year 1998 (which budget and business plan will be produced cooperatively by Managing Agent and the Company's stockholders and their directors), at least 60 days prior to the end of each fiscal year, the Managing Agent shall deliver to the Board of Directors a draft annual budget and business plan for the following year, setting forth the Managing Agent's proposed expenditures by the Company for the repair, maintenance and operation and financing and expansion and other capital expenditures (the "Budget") of the Company for the next fiscal year of the Company; and upon receipt of all required approvals thereof, the Managing Agent shall be entitled to make disbursements of the Company's funds in accordance with such Budget. Except as provided above, the Managing Agent shall also deliver to the Board of Directors of the Company, together with the Budget and the Business Plan, a strategic plan for the following five (5) years, of which the first year will correspond to the year of the Budget and the Business Plan;

(1) furnish to the Company, at Company's expense (and to any other persons requested by the Company): (i) within 15 days after the end of each calendar month, an unaudited statement of the Company's income and expenses for such month and quarter and for the period since the end of the preceding fiscal year (which statement may be under whatever names are then employed for statements containing the same financial information) and all statements required by the SEC, CNV, Bolsa, COMFER, INPI, federal and provincial securities commissioners and other relevant regulatory agencies, all prepared in accordance with Argentine and USA generally accepted accounting principles and procedures consistently applied, except when the Company instructs the Managing Agent otherwise;

     (ii) the annual financial statements of the Company as of December 31, and the quarterly statements on the last day of every calendar quarter according to accounting principles generally accepted in Argentina and the United States,

     (iii) information, according to the requirements and systems of the Company's shareholders, in a monthly, quarterly and annual basis, related to the business of the Company.

     Such reports shall at least contain the following:

     1.  operative, commercial and financial matters;

     2.  financial and sales prospects;

     3. proposals on policies related to finance, commercialization, supplies, investments, expenses, services, staff and compensations;

          4.  insurance contracts;

          5. any other matter that may be reasonably requested by any of the Partners.

(1) at Company's expense, render a monthly statement showing all connections to and disconnections from the Company's distribution systems;

(1) within 45 days after the end of each fiscal year and within 30 days after the end of each fiscal quarter, at Company's expense, cause the books and records of the Company to be audited by Arthur Andersen, Price Waterhouse, KPMG, Deloitte & Touche, Coopers & Lybrand or Ernst and Young, who shall prepare and render its audit opinion on the year-end balance sheet, the profit and loss statement, and on such related statements as it deems necessary and all statements required by the SEC, CNV, Bolsa, COMFER, INPI, federal and provincial securities commissioners and other relevant regulatory agencies, all prepared in accordance with Argentine and USA generally accepted accounting principles and procedures consistently applied, except when the Company instructs the Managing Agent otherwise;

(1) at Company's expense, (i) timely file or cause to be filed all federal, state and local returns and reports as may be required, including, without limitation, tax reports, reports to federal and provincial securities commissioners, income tax withholding reports, social security reports, employment tax reports, unemployment compensation reports, information reports, CNV reports, reports to entities franchising the Company and reports to local and state regulatory agencies, and (ii) cause all payments required thereunder to be made by the Company from the Company's funds;

(1) with the Company, select and engage, at Company's expense, and individually supervise such contractors or other persons considered by the Managing Agent and the Company to be necessary for the construction, improvement or maintenance of the Company's distribution systems; except as provided in
Section 10, none of such persons shall be employees of the Managing Agent, and the Managing Agent shall not be liable to the Company, the stockholders of the Company, or to others for any act or omission on the part of any such persons;

(1) supervise, instruct, discharge, pay on behalf of the Company solely from Company funds and otherwise manage all on-site managers, servants, employees, agents or contractors considered by the Managing Agent to be necessary for the efficient construction, development, maintenance or operation of the Company; all of such persons shall be employees of (and paid by) the Company or a particular distribution system and not of the Managing Agent; the Managing Agent shall not be liable to the Company or to stockholders of the Company or to third parties for any act or omission on the part of such employees;

(1) take every step reasonably necessary in order that the Company comply with all union contracts and all pension, insurance and other employee benefit programs and other obligations relating to the Company's employees, the costs of which shall be paid from the Company's funds;

(1) carry out all negotiations with unions, whether relating to elections, contracts, grievances or other matters and assist the Company's attorneys in the preparation of union contracts, if any are required;

(1) in conjunction with attorneys employed by and at the expense of the Company, negotiate on behalf of the Company all contracts necessary for the construction, operation, maintenance, servicing, protection, improvement and expansion of the Company, issue purchase orders for all necessary materials and supplies and supervise the work of all material contractors;

(1) at Company expense, cause the Company to be maintained and serviced at all times in all manner consistent with well-managed cable TV companies but giving due consideration to the quality, location, finances and other attributes of the systems given to Managing Agent to manage. Any and all construction, reconstruction and expansion of any distribution system, including that required to comply with the requirements of this Section, shall be at the sole expense of the Company;

(a) cause to be purchased and maintained in effect: such policies of insurance as the Company may from time to time direct to be carried against fire and extended coverage (and other such hazards as the Company may elect to insure against), policies of insurance against liability for injury or death to persons and damage to property and policies of insurance or other coverage for workers' compensation, in such forms and in such amounts as the Managing Agent may from time to time consider appropriate; each of such policies and coverages shall be at the expense of the Company and, except with respect to fire and extended coverage or other hazard insurance, shall name both the Company and the Managing Agent as insured thereunder;

(1) perform all other supervisory management services as required to result in the efficient operation of the Company;

(1) employ and maintain on its staff, at the Company's sole cost and expense, an adequate and competent staff of experts and specialists required for the operation and management of the Company, including among others, as required, programmers, marketing and sales personnel, engineers, operations and construction supervisors, accountants and attorneys;

I.          Limitations on Rights and Powers of Managing Agent. The Managing
            --------------------------------------------------
Agent shall not, without authorization from the Company (or the Executive Committee of the Company's Board of Directors), for an on behalf of the Company:

(1) terminate any of the franchises or other governmental authorizations relating to the Company;

(1) make, cause to be made, contract for or agree to any expenditures involving any aggregate variance in excess of five percent (5%) above the relevant budget for any year or a variance in any major budget item in excess of US$ 1 million not provided for in the Company's approved budgets;

(1) commence or institute any legal action or litigation in the name of the Company, except that the Managing Agent may, in its discretion, institute collection proceedings, including legal actions incident thereto, in the name of, and at the expense of, the Company to enforce the collection of payments due from customers of the Company;

(1) consent to unionization of the Company or of the employees of the Company;

(1) make any payment on behalf of the Company or obligate the Company to make any payment regarding or relating to any expenditure or obligation of the Company outside the scope of this Agreement or outside the scope of the normal operating expenditures contemplated by this Agreement and the Company's approved budgets (the Managing Agent shall, upon receipt of any statement, invoice, bill or other notification of any items clearly outside the scope of this Agreement, immediately forward such notification to the Company);

(1) sell or hypothecate any of the assets of the Company, except worn out or obsolete materials, supplies and equipment, any proceeds of which shall be the property of the Company to the extent not expended for replacement of such materials, supplies or equipment.

(1) directly or indirectly provide management services to companies competing with the Company in Argentina and Uruguay, excluding companies in which the Company has any equity interest.

(1) enter into any management agreement similar to this Management Agreement while the Management Agreement is in effect.

I.          Manager.  The Managing Agent shall propose to the Board of Directors
            -------
that the Company employ, a manager, as general manager ("gerente general") of the Company (the "Manager") for all the Company. The Company's consent to such proposal will not be withheld unreasonably. If two proposed candidates in a row are rejected, managing Agent may appint the third. Each of Managing Agents proposals must be made in good faith, and the proposed candidate must be a "buen hombre de negocios" and have significant management experience in positions of similar responsibility. Such Manager shall be in charge of, and have authority over, the routine day-to-day operations of the Company subject to the general supervision and control of the Managing Agent and its designated officers and employees in Denver and/or Buenos

Aires. In the event the size and requirements of any of the Company's distribution systems are such that one or more other managers are required, in the opinion of the Managing Agent, for the proper and efficient management of such systems, then such other managers shall be employed by the Managing Agent at the expense of the Company to serve under the supervision and authority of the Manager and the Managing Agent. All on-site employees under the supervision and authority of the Manager shall be considered employees of the Company at the expense of the Company.

     Managing Agent will provide all such support and assistance as it deems necessary from the resources available in its Denver or Buenos Aires offices. Such assistance will include general managerial assistance and programming, sales and marketing, accounting, operations, construction, engineering and legal support. Such support will be rendered both in person and by
telephone/facsimile throughout the term of this Agreement.   Managing Agent
currently anticipates that such assistance will be regular and often quite extensive often on a daily basis and, during periods of material development and/or growth at the Company, will involve on-the-ground involvement of personnel and time from Managing Agent's Denver or Buenos Aires offices.

I.        Other Employees.  General supervision, direction and control of the
          ---------------
Company by the Managing Agent shall be provided by officers, agents and employees of the Company; all expenses incurred for supervisory and management services performed by such persons or for periodic and routine visitations to, and inspections of, the Company or for regular consultations with, and advice to, the Manager and the cost of all on-site supervisory or management personnel, shall be borne by the Company.

I.        Allocation of Costs. Except as provided herein, all the costs incurred
          -------------------
under this Agreement shall be borne by the Company.

I.        Management Fee.  The Managing Agent shall receive one and three tenths
          --------------
percent (1.3%) of the Company's EBITDA, but in no event less than the "Minimum Fee" as defined below per quarter, as a management fee for supervisory management services rendered by the Managing Agent as provided for herein. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization as such terms are used in generally accepted accounting principals in the USA. The amount to be paid pursuant to this section, will be paid prior to any Argentine income tax, withholding tax, V.A.T. or any other tax or cost which may be applicable. If the Company requires a controlling interest in VCC, Mandeville or a company of comparable size, the Minimum fee will be US $450,000. Otherwise, the Minimum Fee will be US $350,000. To the extent that the Managing Agent can take advantage of the tax credits associated with the payment of the Argentine income withholding tax in its domicile, the payment of the Management Fee shall not be grossed-up by said taxes. Until these arrangements have been formally agreed and confirmed between Managing Agent and Company, Company will continue to pay the gross up for taxes.

(a)       Reimbursement for Expenses. Except for those expenses which are herein
          --------------------------
specified to be the expenses of the Managing Agent, the Managing Agent shall be entitled to reimbursement for salaries and other employment costs of its employees, performing programming, sales and marketing, accounting, advertising, legal, marketing, purchasing, secretarial, transfer, governmental reporting, engineering, technical, on-site supervisory, manual and other services for the Company and for travel and other direct out-of-pocket and indirect expenses allocable to the operation or management of the Company pursuant to the Company Agreement and this Management Agreement. The amounts so reimbursed shall not be in excess of charges for similar services by similarly situated but unrelated third parties.

I.        Additional Charges.  In the event it becomes necessary to temporarily
          ------------------
assign home office personnel or other employees of the Managing Agent to the Company to perform work or services which would otherwise be performed by employees of the Company employed at the Company's expense, and for other than management and supervisory purposes of the type to be performed by the Managing Agent (and in any event for periods in excess of three days), then an additional charge not in excess of charges for similar services from similarly situated but unrelated third parties may be made therefor. Unless approved by the Board of Directors or Executive Committee or contained in an approved budget, any use of employees of Managing Agent or of ex-patriots generally which results in an annual expenditure of more than US $200,000 will be borne by Managing Agent.

I.        Payment of Fees and Charges. The fees and charges provided for in this
          ---------------------------
Agreement shall be paid to the Managing Agent in USA Dollars on a quarterly basis as follows. Based on EBITDA to date, the Managing Agent shall submit an invoice to the Company for the management fee on a quarterly basis and shall submit to the Company within 45 days after the close of each calendar quarter a statement for such fees and all charges accrued to date. The Company shall pay such estimated fee and other charges within ten days after receiving the Managing Agent's quarterly invoice and statement.

I.        Repayment of Advances.  In addition to the foregoing fees and charges,
          ---------------------
the Managing Agent shall be entitled to reimbursement of any costs chargeable to the Company, but advanced by the Managing Agent, but the Managing Agent has no obligation to advance such funds. The Managing Agent shall render monthly statements for any such additional reimbursement and such statements shall be paid by the Company within ten days after receipt thereof.

I.        Limitation of Liability.  Notwithstanding anything to the contrary
          -----------------------
contained in the Argentine Civil Code or elsewhere, termination of this Agreement will be Company's sole and exclusive remedy for any event of default or breach of this Agreement by Managing Agent or for any malfeasance (including gross negligence and willful misconduct) by Managing Agent or its agents. Termination will not extinguish any obligations that the parties may have to each other under Paragraph 18.

I.        Default.  A default by the Company or the Managing Agent shall occur
          -------
hereunder if the Company or the Managing Agent shall breach any material covenant or condition of this Agreement to be kept or performed by it.

I.        Extension and Termination.  On or before 45 days before the end of the
          -------------------------
Initial Term, this Agreement may be extended by Managing Agent with the consent of the Company's Board of Directors (such consent not unreasonably to be withheld) for an additional term of five (5) years on terms identical to those contained herein. This Agreement may be terminated:

(1) by either the Company or the Managing Agent on written notice to the other in the event of any default by the other which continues uncured for 15 days (in the case of any failure to make a payment of money between the parties) or for 60 days (in the case of any other non-monetary default) after written notice from the nondefaulting party to the other party; or

(1)       upon the termination, dissolution and winding up of the Company.

(1) by the Company if: (i) Managing Agent materially harms the Company as a result of its gross negligence or willful misconduct, (ii) TINTA's equity ownership in the Company declines below sixteen percent (16%) or (iii) Managing Agent or TINTA loses access to technology or expertise of Tele-Communications, Inc. to which it once had access.

I.        Actions After Notice of Termination.  After receipt of notice of
          -----------------------------------
termination and before the date of termination provided by the notice of this Agreement, the Managing Agent shall continue the management of the Company in accordance with this Agreement. Unless instructed by the Company to the contrary, Managing Agent shall take all actions necessary to deliver to the Company possession or control of all property of the Company or its designee in an orderly manner and without interruption of the Company's obligations to its obligees; including, but not limited to, its subscribers, customers, advertisers, servants, employees, agents, contractors, all governmental authorities and creditors.

I.        Relinquishing Control.  Subject to any special instructions by the
          ---------------------
Company, upon termination of this Agreement, the Managing Agent shall immediately relinquish to the Company, or its designee, possession and control of all property of the Company, including, but not limited to, the physical plant and equipment and all documents, records and data pertaining to the Company.

I.        Liabilities and Fees.  In the event of termination of this Agreement
          --------------------
pursuant to the terms hereof, the Managing Agent shall remain liable to the Company for any required payment to the Company or other obligations hereunder accrued prior to the date of termination; and the Managing Agent shall be entitled to receive the amount of any accrued but unpaid management fees and the amount of any accrued but unpaid claims for reimbursement or for services or work performed under the provisions hereof.

I.        Bankruptcy. If a petition in bankruptcy or insolvency is filed by
          ----------
either the Company or the Managing Agent or if either shall make an assignment for the benefit of creditors, or if either shall file a petition for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of its property, or if a petition in bankruptcy or other above-described petition is filed against either which is not discharged within 60 days thereafter, then either party may terminate this Agreement by serving written notice on the other party as herein provided.

I.        Accounting Period. The annual accounting period of the Company shall
          -----------------
be the calendar year and the Company's books of account shall be kept on the accrual basis of accounting.

I.        Notices.  All communications permitted or required between the parties
          -------
hereto shall be effective when sent by registered or certified mail, postage prepaid, addressed to the following addresses or at such other addresses as may be designated from time to time by written notice to the other party:

     If to the Company:            Cablevision S.A.
                                   Bonpland 1773
                                   Buenos Aires, Argentina
                                   Attn:
                                   Fax: (541)

           With copies to:         CEI CitiCorp Holdings S.A.
                                   Tucuman 1
                                   Piso 19
                                   Buenos Aires, Argentina
                                   Attn: Chief Operating Officer
                                   Fax: (541) 310-6993

                                                  and

                                   T. I. Telefonica Internacional de Espana S.A.
                                   Atencion: Secretario General
                                   Jorge Manrique 12
                                   Madrid, Espana
                                   Phone: (341) 362-6600

                                                  and

                                   Estudio de las Dres. O'Farell
                                   Atencion Dr. Pablo H. Miguens
                                   Avda. de Mayo 651, 40 Piso
                                   Buenos Aires, Argentina
                                   Telefono: (541) 346-1091
                                   Facsimil: (541) 346-1000 int. 4999

     If to the Managing Agent:     TINTA Cable
                                   Management, Inc.
                                   5619 DTC Parkway
                                   Englewood, Colorado
                                   Attn: President
                                   Fax: (303) 267-5651

           With copies to:         Tele-Communications International, Inc.
                                   5619 DTC Parkway
                                   Englewood, Colorado 80111
                                   Attn:  Chief Operating Officer
                                   Fax:  (303) 267-6499

                                                  and

                                   Attn:  General Counsel
                                   Fax:  (393) 488-3245

                                                  and

                                   M. & M. Bomchil
                                   Suipacha 268
                                   Buenos Aires, Argentina
                                   Attn:  Marcelo E. Bombau
                                   Fax: (541) 328-0222

I.        Assignment. Neither party shall have the right to assign this
          ----------
Agreement without the written consent of the other party, nor shall this Agreement or any of the rights or obligations of the parties hereunder be transferable by operation of law or otherwise, except that the Managing Agent's interest may be transferred to an entity which becomes a successor to TINTA, as a result of a merger or consolidation or to a purchaser of all or a substantial portion of the assets of TINTA, if such purchaser is approved as the Managing Agent of the Systems by the Company. Upon any permitted assignment, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the above, Managing Agent may assign this Agreement to a wholly owned subsidiary of TINTA.

I.        INPI. Parties agree that this Agreement will be filed for registration
          ----
before the "Instituto Nacional de la Propiedad Industrial" ("INPI"). Costs for said registration will be paid by the Company.

I.        Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and may not be modified, altered, or amended in any manner except by agreement in writing duly executed by the parties hereto.

I.        Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

I.        Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the laws of the Republic of Argentina. The parties will use their best efforts to resolve amicably any disputes arising under this Agreement. Except as otherwise expressly provided herein, all disputes arising between the parties under this Agreement which cannot be resolved amicably shall be resolved by submission to arbitration pursuant to the Rules of the "Tribunal de Arbitraje de la Bolsa de Comercio de Buenos Aires". The arbitrations shall be held in Buenos Aires, Argentina. There shall be three arbitrators, one selected by the Company, one selected by the Managing Agent and the third selected by mutual agreement of the parties, and failing their agreement, pursuant to the Rules of the Court. None of the arbitrators shall be citizens of the U.S.A. or the Republic of Argentina. The arbitrators shall decide the case on the basis of Argentine law, and shall give written reasons for their award. The party in whose favour an award is issued shall be entitled to recover its costs for the arbitration, and any costs incurred in the enforcement of the award, including reasonable attorney's fees. The award of the arbitrators may be enforced in any jurisdiction where a party has assets or may be found, and the parties hereby irrevocably waive, to the fullest extent permitted by law, any defenses to recognition and enforcement of the award on the grounds of the invalidity of the submission to arbitration, and improper constitution of the arbitral panel (if constituted pursuant to this Section).

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the day and year first above written.

                                        THE MANAGING AGENT:
                                        TINTA Cable Management, Inc.



                                        By:
                                        Name: Fred A. Vierra
                                        Title:
                                        THE COMPANY:

                                        CABLEVISION S.A.



                                        By:
                                        Name:
                                        Title: